United States
Securities and Exchange Commission
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 2, 2006

Lakeland Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-15535	13-3115216
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

701-7 Koehler Avenue, Ronkonkoma, NY 11779-7410

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (631) 981-9700

711-2 Koehler Avenue, Ronkonkoma, NY 11779-7410

(Former name or former address, if changed since last report.)

Item 2.02 Regulation FD Disclosure.

Attached as an exhibit to this report is a Notice of a Teleconference Call to discuss Lakeland Industries, Inc.’s first quarter ended April 30, 2006 Earnings Release, Related Topics, and a Question and Answer Session scheduled for 4:30 p.m. EDT, June 8, 2006.

The information in this report shall not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKELAND INDUSTRIES, INC.

Date: June 2, 2006	By:	/s/ Christopher J. Ryan
Christopher J. Ryan
President

/s/Gary Pokrassa
Gary Pokrassa
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Lakeland Industries to Report First Quarter Results and Host Conference Call on June 8, 2006.